Exhibit 4.2

EXECUTION VERSION

TYCO INTERNATIONAL FINANCE S.A.,

as Issuer,

TYCO INTERNATIONAL PLC and

TYCO FIRE & SECURITY FINANCE S.C.A.

as Guarantors,

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee and as Paying Agent

AND

DEUTSCHE BANK LUXEMBOURG S.A.,

as Security Registrar, Transfer Agent and Authenticating Agent

FIRST SUPPLEMENTAL INDENTURE

Dated as of February 25, 2015

€500,000,000 of 1.375% Notes due 2025

THIS FIRST SUPPLEMENTAL INDENTURE is dated as of February 25, 2015 among TYCO INTERNATIONAL FINANCE S.A., a Luxembourg public limited liability company (the “Company”), TYCO INTERNATIONAL PLC., an Irish public limited company (“Parent” or “Tyco International”), TYCO FIRE & SECURITY S.C.A., a Luxembourg partnership limited by shares (“Tyco Luxembourg,” and together with Parent, the “Guarantors”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation as trustee (the “Trustee”) and as paying agent (the “Paying Agent”) and DEUTSCHE BANK LUXEMBOURG S.A., as registrar (the “Security Registrar”), transfer agent (the “Transfer Agent”) and authenticating agent (the “Authenticating Agent”).

RECITALS

A. Parent, Tyco Luxembourg, the Company and the Trustee executed and delivered an Indenture, dated as of February 25, 2015 (the “Base Indenture”), to provide for the issuance by the Company from time to time of unsubordinated debt securities evidencing its unsecured indebtedness.

B. Pursuant to resolutions of the Board of Directors, the Company has authorized the issuance of €500,000,000 principal amount of 1.375% Notes due 2025 (the “Offered Securities”).

C. The entry into this First Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Base Indenture.

D. Parent, Tyco Luxembourg and the Company desire to enter into this First Supplemental Indenture pursuant to Section 9.01 of the Base Indenture to establish the terms of the Offered Securities in accordance with Section 2.01 of the Base Indenture and to establish the form of the Offered Securities in accordance with Section 2.02 of the Base Indenture.

E. All things necessary to make this First Supplemental Indenture a valid indenture and agreement according to its terms have been done.

NOW, THEREFORE, for and in consideration of the foregoing premises, Parent, Tyco Luxembourg, the Company, the Trustee, the Paying Agent, the Transfer Agent and the Authenticating Agent mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Offered Securities as follows:

ARTICLE I

Section 1.1. Terms of Offered Securities.

The following terms relate to the Offered Securities:

(1) The Offered Securities constitute a series of securities having the title “1.375% Notes due 2025”.

First Supplemental Indenture

(2) The initial aggregate principal amount of the Offered Securities that may be authenticated and delivered under the Base Indenture (except for Offered Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Offered Securities pursuant to Section 2.05, 2.06, 2.07, 2.11, or 3.03) is €500,000,000.

(3) The entire Outstanding principal of the Offered Securities shall be payable on February 25, 2025.

(4) The rate at which the Offered Securities shall bear interest shall be 1.375% per year. The date from which interest shall accrue on the Offered Securities shall be February 25, 2015, or the most recent Interest Payment Date to which interest has been paid or provided for. The Interest Payment Dates for the Offered Securities shall be February 25 of each year, beginning February 25, 2016. Interest shall be payable on each Interest Payment Date to the holders of record at the close of business on the February 10 prior to each Interest Payment Date (a “regular record date”). The basis upon which interest shall be calculated will be the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Offered Securities (or February 25, 2015, if no interest has been paid on the Offered Securities), to but excluding the next scheduled Interest Payment Date. This payment convention is referred to as “ACTUAL/ACTUAL (ICMA),” and is intended to be applied as defined in the rulebook of the International Capital Markets Association.

(5) The Company initially appoints Deutsche Bank Trust Company Americas as Paying Agent with respect to the Offered Securities pursuant to Section 4.03 of the Base Indenture until such time as Deutsche Bank Trust Company Americas has resigned or a successor has been appointed. Deutsche Bank Trust Company Americas shall have all of the rights, privileges, protections and immunities granted to the Trustee in the Indenture mutatis mutandis. Principal of, premium, if any, interest on and additional amounts, if any, on the Offered Securities will be payable at the office or agency of the Paying Agent at Deutsche Bank Trust Company Americas, 60 Wall Street, 16th Floor, MS: NYC60-1630, New York, NY 10005, Attention: Trust & Securities Services, until such time as the Company designates an alternate place of payment.

(6) The Company initially appoints Deutsche Bank Luxembourg S.A. as Security Registrar and Transfer Agent with respect to the Offered Securities pursuant to Section 2.05 of the Base Indenture until such time as Deutsche Bank Luxembourg S.A. has resigned or a successor has been appointed. Deutsche Bank Luxembourg S.A. shall have all of the rights, privileges, protections and immunities granted to the Trustee in the Indenture mutatis mutandis.

(7) The Company hereby appoints Deutsche Bank Luxembourg S.A. as the Authenticating Agent (the “Authenticating Agent”) for the Offered Securities pursuant to Section 2.10 of the Base Indenture. For so long as Deutsche Bank Luxembourg S.A. is affiliated with the Trustee, Deutsche Bank Luxembourg S.A. shall not be required to meet the requirements set forth in the fourth sentence of Section 2.10 of the Base Indenture. Neither the Trustee nor any agent of the Trustee shall be responsible for any action taken or not taken by the Authenticating Agent.

First Supplemental Indenture

(8) The Offered Securities will be subject to redemption at the option of the Company on any date on or after November 25, 2024 (a “Par Redemption Date”), in whole at any time or in part from time to time (in €1,000 increments, provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof), at a redemption price equal to 100% of the principal amount of the Offered Securities to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Par Redemption Date.

(9) (A) The Offered Securities will be subject to redemption at the option of the Company on any date prior to November 25, 2024 (a “Make Whole Redemption Date”), in whole at any time or in part from time to time (in €1,000 increments, provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof), at a redemption price equal to the greater of (i) 100% of the principal amount of the Offered Securities to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments discounted to the Make Whole Redemption Date, on an annual basis (ACTUAL/ACTUAL (ICMA)), at a rate equal to the Treasury Rate plus 20 basis points plus, in either case, accrued and unpaid interest, if any, thereon to the Make Whole Redemption Date.

(B) As used herein:

“Treasury Rate” means the price, expressed as a percentage (rounded to three decimal places, 0.0005 being rounded upwards), at which the gross redemption yield on the Offered Securities, if they were to be purchased at such price on the third Business Day prior to the date fixed for redemption, would be equal to the gross redemption yield on such Business Day of the Reference Bond (as defined below) on the basis of the middle market price of the Reference Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by the Company or an independent investment bank appointed by the Company.

“Reference Bond” means, in relation to any Treasury Rate calculation, a German government bond whose maturity is closest to the maturity of the Offered Securities, or if the Company or an independent investment bank appointed by the Company considers that such similar bond is not in issue, such other German government bond as the Company or an independent investment bank appointed by the Company, with the advice of three brokers of, and/or market makers in, German government bonds selected by the Company or an independent investment bank appointed by the Company, determine to be appropriate for determining the Treasury Rate.

“Remaining Scheduled Payments” means, with respect to each Offered Security to be redeemed, the remaining scheduled payments of principal of and interest on the Offered Security that would be due after the related Make Whole Redemption Date but for the redemption. If that Make Whole Redemption Date is not an Interest Payment Date with respect to an Offered Security, the amount of the next succeeding scheduled interest payment on the Offered Security will be reduced by the amount of interest accrued on the Offered Security to the Make Whole Redemption Date.

(10) Except as provided herein, the Offered Securities shall not be subject to redemption, repurchase or repayment at the option of any holder thereof, upon the occurrence of any particular circumstances or otherwise. The Offered Securities will not have the benefit of any sinking fund.

First Supplemental Indenture

(11) The Offered Securities shall be substantially in the form attached hereto as Exhibit A, the terms of which are herein incorporated by reference.

(12) Except as provided herein, the holders of the Offered Securities shall have no special rights in addition to those provided in the Base Indenture upon the occurrence of any particular events.

(13) (A) Pursuant to Section 2.01 of the Base Indenture, and except as otherwise specified herein, the Company shall pay principal of, premium, if any, interest on and additional amounts, if any, on the Offered Securities in money of the member states of the European Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union, that at the time of payment is legal tender for payment of public and private debts (the “Euro”).

(B) If on or after the date of this First Supplemental Indenture, the Euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or if the Euro is no longer being used by the then member states of the European Union that have adopted the Euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Offered Securities will be made in Dollars until the Euro is again available to the Company or so used. In such circumstances, the amount payable in Euros on any date will be converted into Dollars on the basis of the most recently available market exchange rate for Euro. Any payment in respect of the Offered Securities so made in Dollars will not constitute an Event of Default under the Offered Securities, the Indenture or this First Supplemental Indenture. Neither the Trustee nor the Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

(14) The Offered Securities shall be issuable in whole in the registered form of one or more Global Securities, and Deutsche Bank AG, London Branch in the United Kingdom shall be the initial Depositary. Neither the Trustee nor any agent of the Trustee shall be responsible for any action taken or not taken by the Depositary.

(15) The Offered Securities will be general unsecured and unsubordinated obligations of the Company and will be ranked equally among themselves.

(16) The Offered Securities are not convertible into shares or other securities of the Company.

(17) The additional Event of Default and restrictive covenants set forth in Sections 1.3 and 1.4 shall be applicable to the Offered Securities.

(18) The provisions of the “Operating Procedures of the Euroclear System” and the “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions” and “Customer Handbook” of Clearstream, respectively, in effect at the relevant time shall be applicable to transfers of beneficial interests in the Global Securities that are held by Participants through Euroclear or Clearstream.

First Supplemental Indenture

Section 1.2 Additional Defined Terms.

As used herein, the following defined terms shall have the following meanings with respect to the Offered Securities only:

“Attributable Debt”, in connection with a Sale and Lease-Back Transaction, as of any particular time, means the aggregate of present values (discounted at a rate that, at the inception of the lease, represents the effective interest rate that the lessee would have incurred to borrow over a similar term the funds necessary to purchase the leased assets) of the obligations of the Company or any Restricted Subsidiary for net rental payments during the remaining term of the applicable lease, including any period for which such lease has been extended or, at the option of the lessor, may be extended. The term “net rental payments” under any lease of any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including any amounts required to be paid by such lessee, whether or not designated as rental or additional rental, on account of maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges.

“Business Day” means any day, other than a Saturday or Sunday, (1) that is not a day on which banking institutions in the City of New York or London are authorized or obligated by law, executive order or regulation to close and (2) on which the Trans-European Automated Real-time Gross Settlement Express Transfer System (the TARGET2 system), or any successor thereto, is open.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Change of Control” means the occurrence of any of the following (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the assets of Parent and its subsidiaries, taken as a whole, to any person other than Parent or a direct or indirect wholly-owned subsidiary of Parent; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the “beneficial owner” (as defined in Rules 13(d)(3) and 13(d)(5) under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of Parent or other Voting Stock into which Parent’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) Parent consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, Parent, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Parent or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of Parent outstanding immediately prior to such transaction constitute, or are converted into or exchanged

First Supplemental Indenture

for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; (4) the first day on which a majority of the members of the board of directors of Parent are not Continuing Directors or (5) the adoption of a plan relating to the liquidation or dissolution of Parent. Notwithstanding the foregoing, a transaction shall not be deemed to involve a Change of Control under clause (1), (2) or (5) above if: (i) Parent becomes a direct or indirect wholly-owned subsidiary of a holding company or a holding company becomes the successor to Parent under Section 8.2 of the Indenture pursuant to a transaction that is permitted under Section 8.1 of the Indenture and (ii) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction (or a series of related transactions) are substantially the same (and hold in the same proportions) as the holders of Parent’s Voting Stock immediately prior to that transaction. The term “person,” as used in this definition, means any Person and any two or more Persons as provided in Section 13(d)(3) of the Exchange Act.

“Consolidated Net Worth” at any date means total assets less total liabilities, in each case appearing on the most recently prepared consolidated balance sheet of Parent and its subsidiaries as of the end of a fiscal quarter of Parent, prepared in accordance with United States generally accepted accounting principles as in effect on the date of the consolidated balance sheet.

“Consolidated Tangible Assets” at any date means total assets less all intangible assets appearing on the most recently prepared consolidated balance sheet of Parent and its subsidiaries as of the end of a fiscal quarter of Parent, prepared in accordance with United States generally accepted accounting principles as in effect on the date of the consolidated balance sheet. “Intangible assets” means the amount (if any) stated under the heading “Goodwill and Other Intangible assets, net” or under any other heading of intangible assets separately listed, in each case on the face of such consolidated balance sheet.

“Continuing Director” means, as of any date of determination, any member of the board of directors of Parent who:

(1) was a member of such board of directors on the date hereof; or

(2) was nominated for election, elected or appointed to such board of directors pursuant to a proposal by a majority of the Continuing Directors who were members of such board of directors at the time of such nomination, election or appointment (either by a specific vote or by approval of a proxy statement of Parent in which such member was named as a nominee for election as a director, without objection to such nomination).

“Depositary” for the Offered Securities shall mean initially Deutsche Bank AG, London Branch, or any successor registered as a clearing agency under the Exchange Act, and any other applicable U.S. or foreign statute or regulation, or such other Depositary as the Company shall designate pursuant to the Indenture.

“Fitch” means Fitch Inc., and its successors.

“Funded Indebtedness” means any Indebtedness maturing by its terms more than one year from the date of the determination thereof, including any Indebtedness renewable or extendible at the option of the obligor to a date later than one year from the date of the determination thereof.

First Supplemental Indenture

“Governmental Obligation” with respect to the Offered Securities means (x) any security which is (i) a direct obligation of the German government or (ii) an obligation of a person controlled or supervised by and acting as an agency or instrumentality of the German government the payment of which is fully and unconditionally guaranteed by the German government, the central bank of the German government or a governmental agency of the German government, which, in either case (x)(i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) certificates, depositary receipts or other instruments which evidence a direct ownership interest in obligations described in clause (x)(i) or (x)(ii) above or in any specific principal or interest payments due in respect thereof.

“Indebtedness” means, without duplication, the principal amount (such amount being the face amount or, with respect to original issue discount bonds or zero coupon notes, bonds or debentures or similar securities, determined based on the accreted amount as of the date of the most recently prepared consolidated balance sheet of Parent and its Subsidiaries as of the end of a fiscal quarter of Parent prepared in accordance with United States generally accepted accounting principles as in effect on the date of such consolidated balance sheet) of (i) all obligations for borrowed money, (ii) all obligations evidenced by debentures, notes or other similar instruments, (iii) all obligations in respect of letters of credit or bankers acceptances or similar instruments or reimbursement obligations with respect thereto (such instruments to constitute Indebtedness only to the extent that the outstanding reimbursement obligations in respect thereof are collateralized by cash or cash equivalents reflected as assets on a balance sheet prepared in accordance with United States generally accepted accounting principles), (iv) all obligations to pay the deferred purchase price of property or services, except (A) trade and similar accounts payable and accrued expenses, (B) employee compensation, deferred compensation and pension obligations, and other obligations arising from employee benefit programs and agreements or other similar employment arrangements, (C) obligations in respect of customer advances received and (D) obligations in connection with earnout and holdback agreements, in each case in the ordinary course of business, (v) all obligations as lessee to the extent capitalized in accordance with United States generally accepted accounting principles and (vi) all Indebtedness of others consolidated in such balance sheet that is guaranteed by the Company or any of its Subsidiaries or for which the Company or any of its Subsidiaries is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others).

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by the Company.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Non-Recourse Indebtedness” means Indebtedness upon the enforcement of which recourse may be had by the holder(s) thereof only to identified assets of Parent, Tyco Luxembourg or the Company or any Subsidiary of Parent, Tyco Luxembourg or the Company

First Supplemental Indenture

and not to Parent, Tyco Luxembourg or the Company or any Subsidiary of Parent, Tyco Luxembourg or the Company personally (subject to, for the avoidance of doubt, customary exceptions contained in non-recourse financings to the non-recourse nature of the obligations thereunder).

“Principal Property” means any U.S. manufacturing, processing or assembly plant or any U.S. warehouse or distribution facility of Parent or any of its Subsidiaries that is used by any U.S. Subsidiary of the Company and (A) is owned by Parent or any Subsidiary of Parent on the date hereof, (B) the initial construction of which has been completed after the date hereof, or (C) is acquired after the date hereof, in each case, other than any such plants, facilities, warehouses or portions thereof, that in the opinion of the Board of Directors of the Company, are not collectively of material importance to the total business conducted by Parent and its subsidiaries as an entirety, or that has a net book value (excluding any capitalized interest expense), on the date hereof in the case of clause (A) of this definition, on the date of completion of the initial construction in the case of clause (B) of this definition or on the date of acquisition in the case of clause (C) of this definition, of less than 2.0% of Consolidated Tangible Assets on the consolidated balance sheet of Parent and its subsidiaries as of the applicable date.

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the Offered Securities or fails to make a rating of the Offered Securities publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Company (as certified by a resolution of the Company’s Board of Directors) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“Rating Event” means the rating on the Offered Securities is lowered by at least two of the three Rating Agencies and such Offered Securities are rated below an Investment Grade Rating by at least two of the three Rating Agencies on any day during the period (which period shall be extended so long as the rating of such Offered Securities is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing 60 days prior to the first public notice of the occurrence of a Change of Control or Parent’s intention to effect a Change of Control and ending 60 days following consummation of such Change of Control.

“Restricted Subsidiary” means any Subsidiary of the Company that owns or leases a Principal Property.

“Sale and Lease-Back Transaction” means an arrangement with any Person providing for the leasing by the Company or a Restricted Subsidiary of any Principal Property whereby such Principal Property has been or is to be sold or transferred by the Company or a Restricted Subsidiary to such Person other than Parent, Tyco Luxembourg, the Company or any of their respective Subsidiaries; provided, however, that the foregoing shall not apply to any such arrangement involving a lease for a term, including renewal rights, for not more than three years.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc, and it successors.

First Supplemental Indenture

“Voting Stock” means, with respect to any specified “Person” as of any date, the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

Section 1.3. Additional Covenants.

The following additional covenants shall apply with respect to the Offered Securities so long as any of the Offered Securities remain Outstanding (but subject to defeasance, as provided in the Indenture):

(1) Limitation on Liens.

The Company will not, and will not permit any Restricted Subsidiary to, issue, assume or guarantee any Indebtedness that is secured by a mortgage, pledge, security interest, lien or encumbrance (each a “lien”) upon any property that at the time of such issuance, assumption or guarantee constitutes a Principal Property, or any shares of stock of or Indebtedness issued by any Restricted Subsidiary, whether now owned or hereafter acquired, without effectively providing that, for so long as such lien shall continue in existence with respect to such secured Indebtedness, the Offered Securities (together with, if the Company shall so determine, any other Indebtedness of the Company ranking equally with the Offered Securities, it being understood that for purposes hereof, Indebtedness which is secured by a lien and Indebtedness which is not so secured shall not, solely by reason of such lien, be deemed to be of different ranking) shall be equally and ratably secured by a lien ranking ratably with or equal to (or at the Company’s option prior to) such secured Indebtedness; provided, however, that the foregoing covenant shall not apply to:

(a) liens existing on the date the Offered Securities are first issued;

(b) liens on the stock, assets or Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary, unless created in contemplation of such Person becoming a Restricted Subsidiary;

(c) liens on any assets or Indebtedness of a Person existing at the time such Person is merged with or into or consolidated with or acquired by the Company or a Restricted Subsidiary or at the time of a purchase, lease or other acquisition of the assets of a corporation or firm as an entirety or substantially as an entirety by the Company or any Restricted Subsidiary;

(d) liens on any Principal Property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary, or liens to secure the payment of the purchase price of such Principal Property by the Company or any Restricted Subsidiary, or to secure any Indebtedness incurred, assumed or guaranteed by the Company or a Restricted Subsidiary for the purpose of financing all or any part of the purchase price of such Principal Property or improvements or construction thereon, which Indebtedness is incurred, assumed or guaranteed prior to, at the time of or within one year after such acquisition (or in the case of real property, completion of such improvement or construction or commencement of full operation of such property, whichever is later); provided, however, that in the case of any such acquisition, construction or improvement,

First Supplemental Indenture

the lien shall not apply to any Principal Property theretofore owned by the Company or a Restricted Subsidiary, other than the Principal Property so acquired, constructed or improved (and accessions thereto and improvements and replacements thereof and the proceeds of the foregoing);

(e) liens securing Indebtedness owing by any Restricted Subsidiary to the Company, Parent, Tyco Luxembourg or a subsidiary thereof or by the Company to Parent or Tyco Luxembourg;

(f) liens in favor of the United States or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract, statute, rule or regulation or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction or improvement) of the Principal Property subject to such liens (including liens incurred in connection with pollution control, industrial revenue or similar financings);

(g) pledges, liens or deposits under workers’ compensation or similar legislation, and liens thereunder that are not currently dischargeable, or in connection with bids, tenders, contracts (other than for the payment of money) or leases to which the Company or any Restricted Subsidiary is a party, or to secure the public or statutory obligations of the Company or any Restricted Subsidiary, or in connection with obtaining or maintaining self-insurance, or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or to secure surety, performance, appeal or customs bonds to which the Company or any Restricted Subsidiary is a party, or in litigation or other proceedings in connection with the matters heretofore referred to in this clause, such as interpleader proceedings, and other similar pledges, liens or deposits made or incurred in the ordinary course of business;

(h) liens created by or resulting from any litigation or other proceeding that is being contested in good faith by appropriate proceedings, including liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary in good faith is prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired; or final unappealable judgment liens which are satisfied within 15 days of the date of judgment; or liens incurred by the Company or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Company or such Restricted Subsidiary is a party;

(i) liens for taxes or assessments or governmental charges or levies not yet due or delinquent; or that can thereafter be paid without penalty, or that are being contested in good faith by appropriate proceedings; landlord’s liens on property held under lease; and any other liens or charges incidental to the conduct of the business of the Company or any Restricted Subsidiary, or the ownership of their respective assets, that

First Supplemental Indenture

were not incurred in connection with the borrowing of money or the obtaining of advances or credit and that, in the opinion of the Board of Directors of the Company, do not materially impair the use of such assets in the operation of the business of the Company or such Restricted Subsidiary or the value of such Principal Property for the purposes of such business;

(j) liens to secure the Company’s or any Restricted Subsidiary’s obligations under agreements with respect to spot, forward, future and option transactions, entered into in the ordinary course of business;

(k) liens not permitted by the foregoing clauses (a) to (j), inclusive, if at the time of, and after giving effect to, the creation or assumption of any such lien, the aggregate amount of all outstanding Indebtedness of the Company and its Restricted Subsidiaries (without duplication) secured by all such liens not so permitted by the foregoing clauses (a) through (j), inclusive, together with the Attributable Debt in respect of Sale and Lease-Back Transactions permitted by paragraph (a) under subsection (2) below, do not exceed the greater of $100,000,000 and 10% of Consolidated Net Worth; and

(l) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any lien referred to in the foregoing clauses (a) to (k), inclusive; provided, however, that the principal amount of Indebtedness secured thereby unless otherwise excepted under clauses (a) through (k) shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the assets (or any replacements therefor) that secured the lien so extended, renewed or replaced (plus improvements and construction on real property).

(2) Limitation on Sale/Leaseback Transactions.

The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction unless:

(a) the Company or such Restricted Subsidiary, at the time of entering into a Sale and Lease-Back Transaction, would be entitled to incur Indebtedness secured by a lien on the Principal Property to be leased in an amount at least equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction, without equally and ratably securing the Securities pursuant to Section 1.3 (1) above; or

(b) the direct or indirect proceeds of the sale of the Principal Property to be leased are at least equal to the fair value of such Principal Property (as determined by the Company’s Board of Directors) and an amount equal to the net proceeds from the sale of the property or assets so leased is applied, within 180 days of the effective date of any such Sale and Lease-Back Transaction, to the purchase or acquisition (or, in the case of real property, commencement of the construction) of property or assets or to the retirement (other than at maturity or pursuant to a mandatory sinking fund or mandatory redemption provision) of Securities, or of Funded Indebtedness of the Company or a

First Supplemental Indenture

consolidated Subsidiary ranking on a parity with or senior to the Securities; provided that there shall be credited to the amount of net worth proceeds required to be applied pursuant to this clause (b) an amount equal to the sum of (i) the principal amount of Securities delivered within 180 days of the effective date of such Sale and Lease-Back Transaction to the Trustee for retirement and cancellation and (ii) the principal amount of other Funded Indebtedness voluntarily retired by the Company within such 180-day period, excluding retirements of Securities and other Funded Indebtedness as a result of conversions or pursuant to mandatory sinking fund or mandatory prepayment provisions.

(3) Change of Control Triggering Event.

(a) If a Change of Control Triggering Event occurs, unless the Company has exercised its option to redeem the Offered Securities, it shall be required to make an offer (a “Change of Control Offer”) to each Holder of the Offered Securities to repurchase, at the Holder’s election, all or any part (equal to €100,000 or an integral multiple of €1,000 in excess thereof) of that Holder’s Offered Securities on the terms set forth herein. In a Change of Control Offer, the Company shall be required to offer payment in cash equal to 101% of the aggregate principal amount of Offered Securities repurchased, plus accrued and unpaid interest, if any, on the Offered Securities repurchased to the date of repurchase (a “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice shall be mailed to Holders of the Offered Securities describing in reasonable detail the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase such Offered Securities on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (a “Change of Control Payment Date”). The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

(b) In order to accept the Change of Control Offer, the Holder must deliver (or otherwise comply with alternative instructions in accordance with the procedures of the Depositary) to the Paying Agent, at least five Business Days prior to the Change of Control Payment Date, its Offered Security together with the form entitled “Election Form” (which form is contained in the form of note attached hereto as Exhibit A) duly completed, or a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company in the United States setting forth:

(i) the name of the Holder of such Offered Security;

(ii) the principal amount of such Offered Security;

(iii) the principal amount of such Offered Security to be repurchased;

(iv) the certificate number or a description of the tenor and terms of such Offered Security;

First Supplemental Indenture

(v) a statement that the Holder is accepting the Change of Control Offer; and

(vi) a guarantee that such Offered Security, together with the form entitled “Election Form” duly completed, will be received by the Paying Agent at least five Business Days prior to the Change of Control Payment Date.

(c) Any exercise by a Holder of its election to accept the Change of Control Offer shall be irrevocable. The Change of Control Offer may be accepted for less than the entire principal amount of an Offered Security, but in that event the principal amount of such Offered Security remaining outstanding after repurchase must equal €100,000 or an integral multiple of €1,000 in excess thereof.

(d) On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i) accept for payment all Offered Securities or portions of such Offered Securities properly tendered pursuant to the Change of Control Offer;

(ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Offered Securities or portions of Offered Securities properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Offered Securities properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Offered Securities or portions of Offered Securities being repurchased.

(e) The Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and the third party purchases all Offered Securities properly tendered and not withdrawn under its offer. In addition, the Company shall not repurchase any Offered Securities if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

(f) The Company shall comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Offered Securities as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with this Section 1.3(3), the Company shall comply with those securities laws and regulations and shall not be deemed to have breached its obligations under this Section 1.3(3) by virtue of any compliance with such laws or regulations.

First Supplemental Indenture

Section 1.4 Additional Event of Default.

The following additional event shall be established and shall constitute an “Event of Default” under Section 6.01(a) of the Base Indenture with respect to the Offered Securities so long as any of the Offered Securities remain Outstanding:

(9) an event of default shall happen and be continuing with respect to the Company’s, Parent’s or Tyco Luxembourg’s Indebtedness for borrowed money (other than Non-Recourse Indebtedness) under any indenture or other instrument evidencing or under which the Company, Parent or Tyco Luxembourg shall have a principal amount outstanding (such amount with respect to original issue discount bonds or zero coupon notes, bonds or debentures or similar securities based on the accreted amount determined in accordance with United States generally accepted accounting principles and as of the date of the most recently prepared consolidated balance sheet of the Company, Parent or Tyco Luxembourg, as the case may be) in excess of $100,000,000, and such event of default shall involve the failure to pay the principal of such Indebtedness on the final maturity date thereof after the expiration of any applicable grace period with respect thereto, or such Indebtedness shall have been accelerated so that the same shall have become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled within ten Business Days after notice thereof shall have been given to the Company and the Guarantors by the Trustee, or to the Company, the Guarantors and the Trustee by the Holders of at least 25% in aggregate principal amount of Outstanding Securities of such series; provided however that:

(1) if such event of default under such indenture or instrument shall be remedied or cured by the Company, Parent or Tyco Luxembourg or waived by the requisite holders of such Indebtedness, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the Securityholders; and

(2) subject to the provisions of Sections 7.01 and 7.02, the Trustee shall not be charged with knowledge of any such event of default unless written notice thereof shall have been given to the Trustee by the Company, Parent or Tyco Luxembourg, as the case may be, by the holder or an agent of the holder of any such Indebtedness, by the trustee then acting under any indenture or other instrument under which such default shall have occurred, or by the Holders of not less than 25% in the aggregate principal amount of Outstanding Securities of such series.

ARTICLE II

MISCELLANEOUS

Section 2.1. Definitions.

Capitalized terms used but not defined in this First Supplemental Indenture shall have the meanings ascribed thereto in the Base Indenture.

Section 2.2. Confirmation of Indenture.

The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture, this First Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

First Supplemental Indenture

Section 2.3. Concerning the Trustee.

In carrying out the Trustee’s responsibilities hereunder, the Trustee shall have all of the rights, protections and immunities which it possesses under the Indenture. The recitals contained herein and in the Offered Securities, except the certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or of the Offered Securities. The Trustee shall not be accountable for the use or application by the Company of the Offered Securities or the proceeds thereof.

Section 2.4. Governing Law.

This First Supplemental Indenture and the Offered Securities shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State without regard to conflicts of laws principles that would require the application of any other law.

Section 2.5. Separability.

In case any provision in this First Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.6. Counterparts.

This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 2.7 No Benefit.

Nothing in this First Supplemental Indenture, express or implied, shall give to any Person other than the parties hereto and their successors or assigns, and the holders of the Offered Securities, any benefit or legal or equitable rights, remedy or claim under this First Supplemental Indenture or the Base Indenture.

First Supplemental Indenture

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed all as of the day and year first above written.

TYCO INTERNATIONAL FINANCE S.A.

By:	/s/ Peter Schieser
Name:	Peter Schieser
Title:	Managing Director

TYCO INTERNATIONAL PLC

By:	/s/ Mark Armstrong
Name:	Mark Armstrong
Title:	Senior Vice President, M&A and Treasurer

DEUTSCHE BANK TRUST COMPANY AMERICAS as Trustee and as Paying Agent

By:	/s/ Carol Ng
Name:	Carol Ng
Title:	Vice President

By:	/s/ Anthony D’Amato
Name:	Anthony D’Amato
Title:	Associate

DEUTSCHE BANK LUXEMBOURG S.A. as Security Registrar, Transfer Agent and Authenticating Agent

By:	/s/ David Contino
Name:	David Contino
Title:	Attorney

By:	/s/ Mahen Surnam
Name:	Mahen Surnam
Title:	Attorney

TYCO FIRE & SECURITY FINANCE S.C.A.

By:	TYCO FIRE & SECURITY S.A R.L.,
its general partner

By:	/s/ Andrea Goodrich
Name:	Andrea Goodrich
Title:	Manager & Authorized Signatory

By:	/s/ Robert Sedgley
Name:	Robert Sedgley
Title:	Manager & Authorized Signatory

EXHIBIT A

FORM OF 1.375% NOTES DUE 2025

[Insert the Private Placement Legend and/or the Global Security legend, as applicable]

1.375% NOTES DUE 2025

No. [ ]	€[ ]
Common No. [ ]
ISIN No. [ ]
CUSIP. [ ]

TYCO INTERNATIONAL FINANCE S.A.

promises to pay to BT GLOBENET NOMINEES LIMITED or registered assigns, the principal sum of [                ] Euros on February 25, 2025.

Interest Payment Date: February 25 of each year

Record Date: February 10 of each year

Each holder of this Security (as defined below), by accepting the same, agrees to and shall be bound by the provisions hereof and of the Indenture described herein, and authorizes and directs the Trustee described herein on such holder’s behalf to be bound by such provisions. Each holder of this Security hereby waives all notice of the acceptance of the provisions contained herein and in the Indenture and waives reliance by such holder upon said provisions.

This Security shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee. The provisions of this Security are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed in accordance with Section 2.04 of the Indenture.

Date: [                    ]

TYCO INTERNATIONAL FINANCE S.A.

Name: Title:

[If second signature is applicable] Name: Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY
AMERICAS, as Trustee

DEUTSCHE BANK LUXEMBOURG S.A., as Authenticating Agent

By:
Name:
Title:

By:
Name:
Title:

Dated:

GUARANTEE

BY

TYCO INTERNATIONAL PLC

For value received, TYCO INTERNATIONAL PLC hereby absolutely, unconditionally and irrevocably guarantees to the holder of this Security the payment of principal of, premium, if any, and interest on, the Security upon which this Guarantee is set forth in the amounts and at the time when due and payable whether by declaration thereof or otherwise, and interest on the overdue principal and interest, if any, of such Security, if lawful, to the holder of such Security and the Trustee on behalf of the holders, all in accordance with and subject to the terms and limitations of such Security and Article XV of the Indenture. This Guarantee will not become effective until the Trustee or Authenticating Agent duly executes the certificate of authentication on this Security. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles thereof.

Dated:

TYCO INTERNATIONAL PLC

By:
Name:
Title:

GUARANTEE

BY

TYCO FIRE & SECURITY FINANCE S.C.A.

For value received, TYCO FIRE & SECURITY FINANCE S.C.A., a Luxembourg partnership limited by shares, hereby absolutely, unconditionally and irrevocably guarantees to the holder of this Security the payment of principal of, premium, if any, and interest on, the Security upon which this Guarantee is set forth in the amounts and at the time when due and payable whether by declaration thereof or otherwise, and interest on the overdue principal and interest, if any, of such Security, if lawful, to the holder of such Security and the Trustee on behalf of the holders, all in accordance with and subject to the terms and limitations of such Security and Article XV of the Indenture. This Guarantee will not become effective until the Trustee or Authenticating Agent duly executes the certificate of authentication on this Security. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles thereof.

Dated:

TYCO FIRE & SECURITY FINANCE S.C.A.

By:	TYCO FIRE & SECURITY S.À.R.L., its general partner

By:
Name:
Title:

TYCO INTERNATIONAL FINANCE S.A.

1.375% Notes due 2025

This security is one of a duly authorized series of debt securities of Tyco International Finance S.A., a Luxembourg public limited liability company (the “Company”), issued or to be issued in one or more series under and pursuant to an Indenture for the Company’s unsubordinated debt securities, dated as of February 25, 2015 (the “Base Indenture”), duly executed and delivered by and among the Company, Tyco International plc (“Parent” or “Tyco International”), Tyco Fire & Security Finance S.C.A. (“Tyco Luxembourg,” and along with Parent, the “Guarantors”) and Deutsche Bank Trust Company Americas (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of February 25, 2015 (the “First Supplemental Indenture”), by and among the Company, the Guarantors, the Trustee, Deutsche Bank Trust Company Americas as Paying Agent and Deutsche Bank Luxembourg S.A. as Security Registrar, Transfer Agent and Authenticating Agent. The Base Indenture as supplemented and amended by the First Supplemental Indenture is referred to herein as the “Indenture.” By the terms of the Base Indenture, the debt securities issuable thereunder are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Base Indenture. This security is one of the series designated on the face hereof (individually, a “Security,” and collectively, the “Securities”), and reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities of the Trustee, the Company, Parent, Tyco Luxembourg and the holders of the Securities (the “Securityholders”). Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Base Indenture or the First Supplemental Indenture, as applicable.

1. Interest. The Company promises to pay interest on the principal amount of this Security at an annual rate of 1.375%. The Company will pay interest annually on February 25 of each year (each such day, an “Interest Payment Date”). If any Interest Payment Date, redemption date or maturity date of this Security is not a Business Day, then payment of interest or principal (and premium, if any) shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue for the period after such date to the date of such payment on the next succeeding Business Day. Interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the date of issuance; provided that, if there is no existing Default in the payment of interest, and if this Security is authenticated between a regular record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; and provided, further, that the first Interest Payment Date shall be February 25, 2016. The basis upon which interest will be calculated will be the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Securities (or February 25, 2015, if no interest has been paid on the Securities), to but excluding the next scheduled interest payment date. This payment convention is referred to as “ACTUAL/ACTUAL (ICMA),” and is intended to be applied as defined in the rulebook of the International Capital Markets Association.

2. Method of Payment. The Company will pay interest on the Securities (except defaulted interest), if any, to the persons in whose name such Securities are registered at the close of business on the regular record date referred to on the facing page of this Security for such interest installment. In the event that the Securities or a portion thereof are called for redemption and the Par Redemption Date or Make Whole Redemption Date, as applicable, is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Securities will be paid upon presentation and surrender of such Securities as provided in the Indenture. Initial holders will be required to pay for the Securities in Euros, and all payments of interest and principal, including payments made upon any redemption or repurchase of the Securities, will be payable in Euros except as set forth herein or in the First Supplemental Indenture. If, on or after the date of the First Supplemental Indenture, the Euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or if the Euro is no longer being used by the then member states of the European Union that have adopted the Euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Securities will be made in Dollars until the Euro is again available to the Company or so used. In such circumstances, the amount payable on any date in Euros will be converted into Dollars on the basis of the most recently available market exchange rate for Euro. Any payment in respect of the Securities so made in Dollars will not constitute an event of default under the Securities or the Indenture. Neither the Trustee nor the Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

3. Paying Agent and Security Registrar. Initially, Deutsche Bank Trust Company Americas, the Trustee, will act as Paying Agent and Deutsche Bank Luxembourg S.A. will act as Security Registrar. The Company may change or appoint any Paying Agent or the Security Registrar without notice to any Securityholder. Parent, Tyco Luxembourg, the Company or any of their Subsidiaries may act in any such capacity.

4. Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (“TIA”) as in effect on the date the Indenture is qualified. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and TIA for a statement of such terms. The Securities are unsecured general obligations of the Company and constitute the series designated on the face hereof as the “1.375% Notes due 2025”, initially limited to €500,000,000 in aggregate principal amount.

The Company will furnish to any Securityholder upon written request and without charge a copy of the Base Indenture and the First Supplemental Indenture. Requests may be made to: Tyco International Finance S.A., 29 Avenue de la Porte Neuve, L-2227 Luxembourg, Attention: The Managing Directors.

5. Optional Redemption. The Securities will be subject to redemption at the option of the Company on any date on or after prior November 25, 2024 (a “Par Redemption Date”), in whole at any time or in part from time to time (in €1,000 increments, provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof), at a redemption price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Par Redemption Date. The Securities will be subject to redemption at the option of the Company on any date prior to November 25, 2024 (a “Make Whole Redemption Date”), in whole at any time or in part from time to time (in €1,000 increments, provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof), at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments discounted to the redemption date, on an annual basis (ACTUAL/ACTUAL (ICMA)), at a rate equal to the Treasury Rate plus 20 basis points plus, in either case, accrued and unpaid interest, if any, thereon to the Make Whole Redemption Date. If the giving of the notice of redemption is completed as provided in the Indenture, interest on such Securities or portions of Securities shall cease to accrue on and after the Par Redemption Date or Make Whole Redemption Date, as applicable, unless the Company shall default in the payment of such Redemption Price and accrued interest with respect to any such Security or portion thereof. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities.

6. Change of Control Triggering Event. If a Change of Control Triggering Event occurs, unless the Company has exercised its option to redeem this Security, it shall be required to make an offer to the holder of this Security to repurchase, at such holder’s election, all or a part (equal to €100,000 or an integral multiple of €1,000 in excess thereof; provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof), of this Security, in cash equal to 101% of the aggregate principal amount of this Security repurchased, plus accrued and unpaid interest, if any, to the date of repurchase. Within 30 days following any Change of Control Triggering Event, or at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control Triggering Event, a notice shall be mailed to each Holder describing in reasonable detail the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase this Security on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed.

7. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in the denominations of €100,000 or any integral multiple of €1,000 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the Company or the Security Registrar) at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose. No service charge will be made for any registration of transfer or exchange, but a Securityholder may be required to pay any applicable taxes or other governmental charges. If the Securities are to be redeemed, the Company will not be required to: (i) issue, register the transfer of, or exchange any Security during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of less than all of the outstanding Securities of the same series and ending at the close of business on the day of such mailing; (ii) register the transfer of or exchange any Security of any series or portions thereof selected for redemption, in whole or in part, except the unredeemed portion of any such Security being redeemed in part; nor (iii) register the transfer of or exchange a Security of any series between the applicable record date and the next succeeding Interest Payment Date.

8. Persons Deemed Owners. The registered Securityholder may be treated as its owner for all purposes.

9. Repayment to the Guarantors or the Company. Any funds or Governmental Obligations deposited with any Paying Agent or the Trustee, or then held by Parent, Tyco Luxembourg or the Company, in trust for payment of principal of, premium, if any, or interest on the Securities of a particular series that are not applied but remain unclaimed by the holders of such Securities for at least one year after the date upon which the principal of, premium, if any, or interest on such Securities shall have respectively become due and payable, shall be repaid to Parent, Tyco Luxembourg or the Company, as applicable, or (if then held by Parent, Tyco Luxembourg or the Company) shall be discharged from such trust. After return to Parent, Tyco Luxembourg or the Company, Holders entitled to the money or securities must look to Parent, Tyco Luxembourg or the Company, as applicable, for payment as unsecured general creditors.

10. Amendments, Supplements and Waivers. The Base Indenture contains provisions permitting the Company, Parent, Tyco Luxembourg and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the securities of each series at the time Outstanding affected by such supplemental indenture or indentures to enter into supplemental indentures for the purpose of adding, changing or eliminating any provisions of the Base Indenture or any supplemental indenture or of modifying in any manner not covered elsewhere in the Base Indenture the rights of the holders of the securities of such series; provided, however, that no such supplemental indenture, without the consent of the holders of each Security then Outstanding and affected thereby, shall: (i) extend a fixed maturity of or any installment of principal of any Securities of any series or reduce the principal amount thereof, or reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof; (ii) reduce the rate of or extend the time for payment of interest of any Security of any series; (iii) reduce the premium payable upon the redemption of any Security; (iv) make any Security payable in Currency other than that stated in the Security; (v) impair the right to institute suit for the enforcement of any payment on or after the fixed maturity thereof (or in the case or redemption, on or after the redemption date); or (vi) reduce the percentage of Securities, the holders of which are required to consent to any such supplemental indenture or indentures. The Base Indenture also contains provisions permitting the holders of not less than a majority in aggregate principal amount of the Outstanding securities of each series affected thereby, on behalf of all of the holders of the securities of such series, to waive any past Default under the Base Indenture, and its consequences, except a Default in the payment of the principal of, premium, if any, or interest on any security of such series or a Default in respect of a covenant or provision of the Base Indenture that cannot be modified or amended without the consent of the holder of each Outstanding security of such affected series. Any such consent or waiver by the registered Securityholder shall be conclusive and binding upon such holder and upon all future holders and owners of this Security and of any Security issued in exchange for this Security or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Security.

11. Defaults and Remedies. If an Event of Default with respect to the securities of a series issued pursuant to the Base Indenture occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the Securities of such series then Outstanding, by notice in writing to the Company, Parent and Tyco Luxembourg (and to the Trustee if notice is given by such holders), may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. Subject to the terms of the Indenture, if an Event of Default under the Indenture shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders have offered the Trustee indemnity satisfactory to it. Upon satisfaction of certain conditions set forth in the Indenture, the holders of a majority in principal amount of the Outstanding securities of a series issued pursuant to the Base Indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the securities of such series.

12. Trustee, Paying Agent and Security Registrar May Hold Securities. The Trustee, subject to certain limitations imposed by the TIA, or any Paying Agent or Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, Paying Agent or Security Registrar.

13. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement of the Indenture, or of any Security, or for any claim based thereon or otherwise in respect hereof or thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of Parent, Tyco Luxembourg or the Company or of any predecessor or successor corporation, either directly or through Parent, Tyco Luxembourg or the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture and the obligations issued hereunder and thereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareholders, officers or directors as such, of Parent, Tyco Luxembourg or the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer or director as such, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the acceptance of the Securities.

14. Discharge of Indenture. The Indenture contains certain provisions pertaining to defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

15. Authentication. This Security shall not be valid until the Trustee or Authenticating Agent signs the certificate of authentication attached to the other side of this Security.

16. Guarantees. All payments by the Company under the Indenture and this Security are fully and unconditionally guaranteed to the holder of this Security by Parent and Tyco Luxembourg, as provided in the related Guarantees and the Indenture.

17. Additional Amounts. The Company and Guarantors are obligated to pay Additional Amounts on this Security to the extent provided in Article XIV of the Indenture.

18. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

19. Governing Law. The Base Indenture, the First Supplemental Indenture and this Security (and the Guarantee hereon) shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:

ELECTION FORM

TO BE COMPLETED ONLY IF THE HOLDER

ELECTS TO ACCEPT THE CHANGE OF CONTROL OFFER

The undersigned hereby irrevocably requests and instructs the Company to repurchase the within Security (or the portion thereof specified below), pursuant to its terms, on the Change of Control Payment Date specified in the Change of Control Offer, for the Change of Control Payment specified in the within Security, to the undersigned,                                         , at                                          (please print or typewrite name, address and telephone number of the undersigned).

For this election to accept the Change of Control Offer to be effective, the undersigned must (A) deliver, to the address of the Paying Agent set forth below or at such other place or places of which the Company shall from time to time notify the Holder of the within Security, either (i) the Security with this “Election Form” form duly completed, or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc. or a commercial bank or a trust company in the United States setting forth (a) the name of the Holder of the Security, (b) the principal amount of the Security, (c) the principal amount of the Security to be repurchased, (d) the certificate number or description of the tenor and terms of the Security, (e) a statement that the option to elect repurchase is being exercised, and (f) a guarantee stating that the Security to be repurchased, together with this “Election Form” duly completed, will be received by the Paying Agent at least five Business Days prior to the Change of Control Payment Date or (B) otherwise comply with alternative instructions in accordance with the procedures of the depositary. The address of the Paying Agent is [        ]; Attention: [            ].

If less than the entire principal amount of the within Security is to be repurchased, specify the portion thereof (which principal amount must be €100,000 or an integral multiple of €1,000 in excess thereof; provided that any remaining principal amount shall be at least the minimum authorized denomination thereof) which the Holder elects to have repurchased: €                    .

Holder:

By:
Name:
Title:

A-12